Exhibit 99

Genesee & Wyoming Reports Diluted EPS of $0.43 for the Fourth Quarter of 2003;
                Announces Three for Two Split of Common Stock

    GREENWICH, Conn., February 11, 2004 /PRNewswire-FirstCall/ --
Genesee & Wyoming Inc. (GWI) (NYSE: GWR) reported today that net income in the fourth quarter of 2003 increased 36.7% to $7.9 million, compared to net income of $5.8 million in the fourth quarter of 2002. GWI's diluted earnings per share in the fourth quarter of 2003 increased 30.3% to $0.43 with 18.2 million shares outstanding, compared to diluted earnings per share of $0.33 with
17.7 million shares outstanding in the fourth quarter of 2002. As previously announced, the fourth quarter of 2003 included a $0.05 per share non-cash charge due to the write-off of unamortized financing fees at the Company's 50%-owned subsidiary, Australian Railroad Group (ARG), in conjunction with the refinancing of ARG's senior credit facilities.
    For the year ended December 31, 2003, GWI reported record net income of $28.7 million, a 12.2% increase over $25.6 million of net income in 2002. Net income for 2003 was composed of $18.1 million (62.9%) from North America, $10.4 million (36.1%) from Australia, and $0.3 million (1.0%) from South America. Diluted earnings per share increased 10.3% to $1.61 in 2003, with
17.8 million shares outstanding, compared to $1.46 per share in 2002, with
17.6 million shares outstanding.
    GWI also announced that its Board of Directors has approved a three for two split of the Company's common stock. The stock split will be effected in the form of a 50% common stock dividend, payable March 18, 2004, to shareholders of record as of February 27, 2004. The number of shares of GWI's Convertible Preferred Stock will automatically adjust due to its anti-dilution provisions. (Per share amounts have not been adjusted for the stock split.)
    In the fourth quarter of 2003, GWI's North American revenue increased
9.5% to $61.5 million compared with $56.2 million in the fourth quarter of 2002. Of this $5.4 million increase in revenue, $3.4 million was same-railroad growth, $1.8 million was due to the appreciation of the Canadian dollar, $0.9 million was from the start-up of a new rail line in Oregon, offset by a decline of $0.7 million from the depreciation of the Mexican peso.
    North American operating income was $8.3 million in the fourth quarter of 2003 compared with $9.8 million of operating income in the fourth quarter of 2002. Operating income in the fourth quarter of 2003 included a net gain of $0.2 million on the sale of rail assets, compared with a net gain of $2.8 million on the sale of rail assets in the fourth quarter of 2002. GWI's North American operating ratio was 86.6% in the fourth quarter of 2003, which includes the 0.4% impact of asset sales, compared with an operating ratio of 82.6% in the fourth quarter of 2002, which includes the 4.9% impact of asset sales.
    In Australia, ARG's revenue increased 45.8% to US$74.6 million in the fourth quarter of 2003 compared with US$51.2 million in the fourth quarter of 2002. ARG's operating income in the fourth quarter of 2003 was US$18.6 million compared with operating income of US$7.5 million in the fourth quarter of 2002, which includes a US$2.0 million charge for restructuring its workforce. ARG's operating ratio was 75.0% in the fourth quarter of 2003 compared with 85.3% in the fourth quarter of 2002, which includes a negative 3.9% impact from the restructuring charge.
    Equity income from ARG in the fourth quarter of 2003 was US$3.5 million, which includes a $0.9 million charge from the write-off of unamortized financing fees and a US$0.6 million tax benefit. This compares with equity income of US$1.2 in the fourth quarter of 2002, which includes a US$0.7 million cost from the workforce restructuring and a US$0.9 million tax benefit. In comparing the fourth quarter of 2003 with the fourth quarter of 2002, the Australian dollar appreciated 31.3%.
    For the twelve months ended December 31, 2003, GWI's North American operations generated Free Cash Flow of $26.7 million (defined as Cash from Operations of $47.6 million less Cash used in Investing, net of the Cost of Acquisitions of $20.9 million) compared with $9.7 million of Free Cash Flow (defined as Cash from Operations of $27.6 million less Cash used in Investing, net of the Cost of Acquisitions of $17.9 million) in 2002.
    Mortimer B. Fuller III, Chairman and Chief Executive Officer of GWI, commented, "Our fourth quarter results were in-line with expectations, although earnings were stronger than expected in Australia and slightly weaker in North America. In Australia, grain trains for the 2003-04 harvest began operating at full capacity in December, we successfully started up operations for a major new contract in New South Wales, and nickel-related shipments were strong. In North America, maintenance at two power plant customers, one in Illinois and one in Mexico, temporarily affected shipments of coal and petroleum products. Meanwhile shipments of metals and autos remained weak in New York-Pennsylvania, although we have seen some improvement in the early part of 2004."
    Mr. Fuller continued, "The acquisition of the Georgia-Pacific railroads was completed on December 31st and we are successfully integrating those operations. When our outlook for these new properties is combined with our positive outlook for Australia, we are optimistic about GWI's results for 2004. The stock split underscores our favorable long term view and highlights our ongoing effort to improve the liquidity of our common stock."
    As previously announced, GWI's conference call to discuss financial results for the fourth quarter will be held today at 11:00AM (Eastern Standard
Time). The dial-in number for the teleconference is (888) 428-4473 or the call may be accessed live over the Internet (listen only) at http://www.firstcallevents.com/service/ajwz397983151gf12.html. An audio replay of the conference call will be accessible at Genesee & Wyoming's website (www.gwrr.com) starting this afternoon. To access the replay, click on the Investors tab.
    GWI is a leading operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. The Company operates over 8,000 miles of owned and leased track and over an additional 3,000 miles under track access arrangements.
    This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic conditions, customer demand, increased competition in relevant markets, and others. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI's Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.


                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share amounts)
                                   (Unaudited)


                                        Three Months Ended     Year Ended
                                           December 31,       December 31,
                                          2003     2002      2003      2002

    REVENUES                             $61,529  $56,167  $244,827  $209,540
    OPERATING EXPENSES                    53,278   46,386   208,522   177,533
    INCOME FROM OPERATIONS                 8,251    9,781    36,305    32,007

    INTEREST EXPENSE                      (1,961)  (2,987)   (8,646)   (8,139)
    OTHER INCOME, NET                        219      221       986       726

    INCOME BEFORE INCOME TAXES AND
     EQUITY EARNINGS                       6,509    7,015    28,645    24,594

    PROVISION FOR INCOME TAXES             2,308    2,766    10,567     8,761

    INCOME BEFORE EQUITY EARNINGS          4,201    4,249    18,078    15,833

    EQUITY IN NET INCOME OF
     INTERNATIONAL AFFILIATES:
     AUSTRALIAN RAILROAD GROUP             3,512    1,246    10,371     8,487
     SOUTH AMERICA                           158      264       270     1,287

    NET INCOME                             7,871    5,759    28,719    25,607
    IMPACT OF PREFERRED STOCK
     OUTSTANDING                             301      293     1,270     1,172

    NET INCOME AVAILABLE TO COMMON
     SHAREHOLDERS                         $7,570   $5,466   $27,449   $24,435

    BASIC EARNINGS PER SHARE:

         NET INCOME AVAILABLE TO COMMON
          SHAREHOLDERS                     $0.50    $0.37     $1.81     $1.66

         WEIGHTED AVERAGE NUMBER
            OF SHARES  OUTSTANDING        15,251   14,850    15,133    14,704

    DILUTED EARNINGS PER SHARE:

         NET INCOME                        $0.43    $0.33     $1.61     $1.46

         WEIGHTED AVERAGE NUMBER
             OF SHARES  OUTSTANDING       18,170   17,661    17,845    17,585


                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                December 31,      December 31,
    ASSETS                                            2003              2002

    CURRENT ASSETS:
        Cash and cash equivalents                  $11,118           $11,028
        Accounts receivable, net                    53,897            54,527
        Materials and supplies                       5,204             5,468
        Prepaid expenses and other                   6,204             7,447
        Deferred income tax assets, net              3,010             2,484
          Total current assets                      79,433            80,954

    PROPERTY AND EQUIPMENT, net                    320,668           264,728
    INVESTMENT IN UNCONSOLIDATED
     AFFILIATES                                    119,866            81,287
    GOODWILL                                        24,522            24,174
    INTANGIBLE ASSETS, net                          74,913            53,504
    OTHER ASSETS, net                               10,093            10,212
         Total assets                             $629,495          $514,859

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Current portion of long-term debt           $6,589            $6,116
        Accounts payable                            57,587            49,482
        Accrued expenses                            13,907            11,555
         Total current liabilities                  78,083            67,153

    LONG-TERM DEBT, less current portion           151,433           119,301
    DEFERRED INCOME TAX LIABILITIES, net            41,840            31,686
    DEFERRED ITEMS - grants from
     governmental agencies                          42,667            42,509
    DEFERRED GAIN - sale/leaseback                   3,982             4,448
    OTHER LONG-TERM LIABILITIES                     14,843            13,039
    MINORITY INTEREST                                3,365             3,122

    REDEEMABLE CONVERTIBLE PREFERRED
     STOCK                                          23,994            23,980

    TOTAL STOCKHOLDERS' EQUITY                     269,288           209,621
         Total liabilities and
          stockholders' equity                    $629,495          $514,859


                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)
                                                           Year Ended
                                                           December 31,
                                                      2003             2002

    CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                $28,719           $25,607
         Adjustments to reconcile net income to net
         cash provided by operating activities-
         Depreciation and amortization              15,471            13,569
         Deferred income taxes                       9,660             6,430
         Net gain on sale and impairment of assets     (87)           (3,140)
         Write off of deferred financing fees from
          early extinguishment of debt                  --               597
         Equity earnings of unconsolidated
          international affiliates                 (10,641)           (9,774)
         Minority interest expense                     243               278
         Tax benefit realized upon exercise of stock
          options                                    1,123             1,058
         Valuation adjustment of split dollar life
          insurance asset                             (366)              555
         Changes in assets and liabilities, net of
          effect of  acquisitions -
          Accounts receivable                        3,986            (8,270)
          Materials and supplies                       325               241
          Prepaid expenses and other                   999              (581)
          Accounts payable and accrued expenses     (4,886)           (1,178)
          Other assets and liabilities, net          3,055             2,176
                Net cash provided by operating
                 activities                         47,601            27,568

    CASH FLOWS FROM INVESTING ACTIVITIES:
          Purchase of property and equipment,
           net of proceeds from government grants  (18,934)          (20,272)
          Locomotive upgrade project                (4,076)           (2,015)
          Purchase of Chattahoochee Industrial
           Railroad, Arkansas, Louisiana and
            Mississippi Railroad and Fordyce &
             Princeton Railroad Companies          (55,636)                -
          Purchase of Utah Railway Company               -           (55,680)
          Purchase of Emons Transportation Group,
           Inc., net of cash received                    -           (29,449)
          Cash received from unconsolidated
           international affiliates                    132               263
          Proceeds from disposition of property and
           equipment                                 1,941             4,113
                Net cash used in investing
                 activities                        (76,573)         (103,040)

    CASH FLOWS FROM FINANCING ACTIVITIES:
          Principal payments on long-term
           borrowings                             (159,608)         (214,438)
          Proceeds from issuance of long-term
           debt                                    186,500           276,081
          Payment of debt issuance costs                --            (4,578)
          Proceeds from employee stock purchases     2,862             3,089
          Purchase of treasury stock                  (316)              (36)
          Dividend on Redeemable Convertible
           Preferred Stock                          (1,000)           (1,000)
               Net cash provided by financing
                activities                          28,438            59,118

    EFFECT OF EXCHANGE RATE CHANGES ON
     CASH AND CASH EQUIVALENTS                         624            (1,350)

    INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS    90           (17,704)
    CASH AND CASH EQUIVALENTS, beginning of period  11,028            28,732
    CASH AND CASH EQUIVALENTS, end of period       $11,118           $11,028


                    GENESEE & WYOMING INC. AND SUBSIDIARIES
                  Selected Consolidated Financial Information
                 Three Months Ended December 31, 2003 and 2002
                            (dollars in thousands)
                                  (Unaudited)

                                                 Three Months Ended
                                                    December 31,
                                               2003             2002
                                                    % of             % of
                                          Amount  Revenue  Amount  Revenue
    Revenues:
         Freight                          $45,848   74.5%  $41,364   73.6%
         Non-freight                       15,681   25.5%   14,803   26.4%

            Total revenues                $61,529  100.0%  $56,167  100.0%

    Operating Expense Comparison:
    Natural Classification
    Labor and benefits                    $22,447   36.5%  $20,704   36.9%
    Equipment rents                         5,247    8.5%    4,837    8.6%
    Purchased services                      4,031    6.6%    4,535    8.1%
    Depreciation and amortization           4,033    6.6%    3,657    6.5%
    Diesel fuel                             4,600    7.5%    4,311    7.7%
    Casualties and insurance                4,156    6.8%    2,539    4.5%
    Materials                               3,367    5.5%    3,769    6.7%
    Net gain on sale and impairment of
     assets                                  (228)  -0.4%   (2,760)  -4.9%
    Other expenses                          5,625    9.0%    4,794    8.5%

    Total operating expenses              $53,278   86.6%  $46,386   82.6%

    Functional Classification
    Transportation                        $22,263   36.2%  $19,040   33.9%
    Maintenance of ways and structures      6,418   10.4%    5,653   10.1%
    Maintenance of equipment                9,514   15.5%    9,673   17.2%
    General and administrative             11,278   18.3%   11,123   19.8%
    Net gain on sale and impairment of
     assets                                  (228)  -0.4%   (2,760)  -4.9%
    Depreciation and amortization           4,033    6.6%    3,657    6.5%

    Total operating expenses              $53,278   86.6%  $46,386   82.6%


                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                   Selected Consolidated Financial Information
                      Years Ended December 31, 2003 and 2002
                              (dollars in thousands)
                                   (Unaudited)

                                                       Year Ended
                                                      December 31,
                                                 2003              2002
                                                      % of              % of
                                            Amount  Revenue   Amount  Revenue
    Revenues:
         Freight                           $182,567   74.6%  $157,289   75.1%
         Non-freight                         62,260   25.4%    52,251   24.9%

            Total revenues                 $244,827  100.0%  $209,540  100.0%

    Operating Expense Comparison:
    Natural Classification
    Labor and benefits                      $87,315   35.7%   $77,778   37.1%
    Equipment rents                          18,409    7.5%    17,776    8.5%
    Purchased services                       17,766    7.3%    15,471    7.4%
    Depreciation and amortization            15,471    6.3%    13,569    6.5%
    Diesel fuel                              18,325    7.5%    13,368    6.4%
    Casualties and insurance                 13,831    5.6%    10,592    5.1%
    Materials                                15,189    6.2%    13,047    6.2%
    Net gain on sale and impairment of
     assets                                     (87)   0.0%    (3,140)  -1.5%
    Other expenses                           22,303    9.1%    19,072    9.0%

    Total operating expenses               $208,522   85.2%  $177,533   84.7%

    Functional Classification
    Transportation                          $84,268   34.4%   $63,612   30.4%
    Maintenance of ways and structures       25,969   10.6%    22,950   11.0%
    Maintenance of equipment                 36,695   15.0%    38,236   18.2%
    General and administrative               46,206   18.9%    42,306   20.1%
    Net gain on sale and impairment of
     assets                                     (87)   0.0%    (3,140)  -1.5%
    Depreciation and amortization            15,471    6.3%    13,569    6.5%

    Total operating expenses               $208,522   85.2%  $177,533   84.7%


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
            North American Railroad Freight Revenue, Carloads and
                         Average Revenue Per Carload
                        Comparison by Commodity Group
                Three Months Ended December 31, 2003 and 2002
          (dollars in thousands, except average revenue per carload)


                            Three Months Ended      Three Months Ended
                             December 31, 2003       December 31, 2002

                                           Average                     Average
                                           Revenue                     Revenue
                         Freight           Per       Freight           Per
    Commodity Group      Revenues Carloads Carload   Revenues Carloads Carload

    Coal, Coke & Ores     $8,962   41,945  $214     $9,302   43,996    $211
    Paper                  7,651   18,322   418      6,790   16,917     401
    Petroleum Products     5,705    7,765   735      4,987    7,172     695
    Minerals & Stone       5,462   13,880   394      4,492   12,032     373
    Metals                 4,494   14,516   310      3,986   14,684     271
    Lumber & Forest
     Products              4,317   13,285   325      3,438    9,724     354
    Farm & Food Products   3,934   10,901   361      3,031    8,312     365
    Chemicals-Plastics     2,858    5,886   486      2,465    5,575     442
    Autos & Auto Parts     1,424    3,471   410      1,596    4,018     397
    Intermodal               375    1,183   317        339    1,300     261
    Other                    666    2,827   236        938    3,411     275

    Totals               $45,848  133,981   342    $41,364  127,141     325


                   GENESEE & WYOMING INC. AND SUBSIDIARIES
            North American Railroad Freight Revenue, Carloads and
                         Average Revenue Per Carload
                        Comparison by Commodity Group
                    Years Ended December 31, 2003 and 2002
          (dollars in thousands, except average revenue per carload)

                                   Year Ended               Year Ended
                                December 31, 2003        December 31, 2002

                                           Average                    Average
                                           Revenue                    Revenue
                         Freight           Per      Freight           Per
    Commodity Group      Revenues Carloads Carload  Revenues Carloads Carload

    Coal, Coke & Ores    $37,881  167,363  $226    $28,685  136,044   $211
    Paper                 30,939   74,662   414     25,711   64,494    399
    Petroleum Products    24,455   31,798   769     20,655   29,479    701
    Minerals & Stone      22,350   57,841   386     21,236   50,844    418
    Metals                17,078   58,145   294     15,993   57,846    276
    Lumber & Forest
     Products             17,093   53,793   318     12,828   36,265    354
    Farm & Food Products  12,133   32,589   372     10,158   27,378    371
    Chemicals-Plastics    11,067   23,517   471      9,523   19,949    477
    Autos & Auto Parts     5,775   14,235   406      6,996   17,130    408
    Intermodal             1,574    5,518   285      1,302    5,387    242
    Other                  2,222   10,292   216      4,202   15,527    271

    Totals              $182,567  529,753   345   $157,289  460,343    342


                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                        CONSOLIDATED STATEMENTS OF INCOME
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                        Three Months Ended     Year Ended
                                           December 31,       December 31,
                                          2003     2002      2003      2002

    REVENUES                             $74,583  $51,159  $249,571  $210,575

    OPERATING EXPENSES                    55,936   41,614   194,089   160,654
    RESTRUCTURING COSTS                        -    2,010       267     2,583
    BID COSTS                                  -        -         -       867
    TOTAL OPERATING EXPENSES              55,936   43,624   194,356   164,104
    INCOME FROM OPERATIONS                18,647    7,535    55,215    46,471

    INTEREST EXPENSE                     (11,120)  (6,207)  (33,877)  (24,859)
    OTHER INCOME, NET                        857      321     3,271       886

    INCOME BEFORE TAX                      8,384    1,649    24,609    22,498

    PROVISION (BENEFIT) FOR INCOME TAX     1,361     (844)    3,866     5,524

    NET INCOME                            $7,023   $2,493   $20,743   $16,974

    Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                           CONSOLIDATED BALANCE SHEETS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                         December 31, 2003  December 31, 2002
    ASSETS

    CURRENT ASSETS:
        Cash and cash equivalents                  $26,618            $5,882
        Accounts receivable, net                    47,764            30,315
        Materials and supplies                      10,033             7,985
        Prepaid expenses and other                   3,069             2,061
          Total current assets                      87,484            46,243

    PROPERTY AND EQUIPMENT, net                    478,808           402,286
    DEFERRED INCOME TAX ASSETS, net                 80,193            10,592
    RESTRICTED CASH                                      -            53,380
    OTHER ASSETS, net                                5,476             4,224
         Total assets                             $651,961          $516,725

    LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES:
        Current portion of long-term debt               $-          $133,263
        Accounts payable                            32,299            25,202
        Accrued expenses                            10,011             4,161
        Current income tax liabilities                   -             1,672
         Total current liabilities                  42,310           164,298

    LONG-TERM DEBT                                 367,892           195,039
    DEFERRED INCOME TAX LIABILITIES, net            14,271             2,498
    OTHER LONG-TERM LIABILITIES                      2,031             1,031
    FAIR VALUE OF INTEREST RATE SWAPS                9,133            16,621
    SUBORDINATED NOTES                              11,562             8,642
         Total liabilities                         447,199           388,129

    TOTAL STOCKHOLDERS' EQUITY                     204,762           128,596
         Total liabilities and
          stockholders' equity                    $651,961          $516,725

    Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                            Year Ended
                                                           December 31,
                                                      2003               2002
    CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                   $20,743           $16,974
      Adjustments to reconcile net income to net
       cash provided by operating activities-
      Depreciation and amortization                 23,443            17,191
      Deferred income taxes                         11,282             3,665
      Gain on disposition of property               (2,081)             (314)
      Changes in assets and liabilities             (8,093)           (7,743)
         Net cash provided by operating activities  45,294            29,773

    CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment           (35,775)          (28,423)
      Proceeds from disposition of property
       and equipment                                 6,924             1,752
      Transfer from (to)restricted funds on
       deposit                                      69,978           (46,957)
         Net cash provided by (used in) investing
          activities                                41,127           (73,628)

    CASH FLOWS FROM FINANCING ACTIVITIES:
       Payments on borrowings                     (430,385)
       Proceeds from borrowings                    360,493            38,990
         Net cash (used in) provided by financing
          activities                               (69,892)           38,990

    EFFECT OF EXCHANGE RATE DIFFERENCES
     ON CASH AND CASH EQUIVALENTS                    4,207               839

    INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS                                    20,736            (4,026)
    CASH AND CASH EQUIVALENTS, beginning
     of period                                       5,882             9,908
    CASH AND CASH EQUIVALENTS, end of
     period                                        $26,618            $5,882

    Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                      AUSTRALIAN RAILROAD GROUP PTY. LTD.
                  Selected Consolidated Financial Information
                 Three Months Ended December 31, 2003 and 2002
                          (U.S. dollars in thousands)
                            (Unaudited - U.S. GAAP)

                                                 Three Months Ended
                                                    December 31,
                                               2003             2002
                                                    % of             % of
                                          Amount  Revenue  Amount  Revenue
    Revenues:
         Freight                          $63,748   85.5%  $41,942   82.0%
         Non-freight and Alice Springs
          construction                     10,835   14.5%    9,217   18.0%

            Total railroad revenues       $74,583  100.0%  $51,159  100.0%

    Operating Expenses:
    Natural Classification
    Labor and benefits                    $14,304   19.2%  $10,616   20.8%
    Equipment rents                           529    0.7%      311    0.6%
    Purchased services                     16,813   22.5%   13,581   26.5%
    Depreciation and amortization           6,503    8.7%    5,038    9.9%
    Diesel fuel                             7,291    9.8%    4,726    9.2%
    Casualties and insurance                2,124    2.9%    1,548    3.0%
    Materials                               3,231    4.3%    2,441    4.8%
    Net gain on sale and impairment of
     assets                                (1,265)  -1.7%      (55)  -0.1%
    Other expenses                          6,406    8.6%    5,418   10.6%

    Total operating expenses              $55,936   75.0%  $43,624   85.3%

    Functional Classification
    Transportation                        $23,951   32.1%  $15,717   30.7%
    Maintenance of ways and structures      9,629   12.9%    9,024   17.6%
    Maintenance of equipment                6,927    9.3%    7,162   14.0%
    General and administrative             10,191   13.7%    6,738   13.2%
    Net gain on sale and impairment of
     assets                                (1,265)  -1.7%      (55)  -0.1%
    Depreciation and amortization           6,503    8.7%    5,038    9.9%

    Total operating expenses              $55,936   75.0%  $43,624   85.3%

    Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
                   Selected Consolidated Financial Information
                      Years Ended December 31, 2003 and 2002
                           (U.S. dollars in thousands)
                             (Unaudited - U.S. GAAP)

                                                       Year Ended
                                                      December 31,
                                                 2003              2002
                                                      % of              % of
                                            Amount  Revenue   Amount  Revenue
    Revenues:
         Freight                           $206,923   82.9%  $175,440   83.3%
         Non-freight and Alice Springs
          construction                       42,648   17.1%    35,135   16.7%

            Total railroad revenues        $249,571  100.0%  $210,575  100.0%

    Operating Expenses:
    Natural Classification
    Labor and benefits                      $47,337   19.0%   $39,320   18.7%
    Equipment rents                           1,733    0.7%     1,118    0.5%
    Purchased services                       60,096   24.1%    49,386   23.4%
    Depreciation and amortization            23,443    9.4%    17,191    8.2%
    Diesel fuel                              22,656    9.1%    17,038    8.1%
    Casualties and insurance                  8,568    3.4%    10,541    5.0%
    Materials                                11,635    4.6%     7,530    3.6%
    Net gain on sale and impairment of
     assets                                  (2,081)  -0.8%      (314)  -0.2%
    Other expenses                           20,969    8.4%    22,294   10.6%

    Total operating expenses               $194,356   77.9%  $164,104   77.9%

    Functional Classification
    Transportation                          $76,747   30.8%   $63,254   30.0%
    Maintenance of ways and structures       35,514   14.2%    27,680   13.2%
    Maintenance of equipment                 26,057   10.4%    23,187   11.0%
    General and administrative               34,676   13.9%    33,106   15.7%
    Net gain on sale and impairment of
     assets                                  (2,081)  -0.8%      (314)  -0.2%
    Depreciation and amortization            23,443    9.4%    17,191    8.2%

    Total operating expenses               $194,356   77.9%  $164,104   77.9%

    Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                     AUSTRALIAN RAILROAD GROUP PTY. LTD.
              Australian Railroad Freight Revenue, Carloads and
                         Average Revenue Per Carload
                        Comparison by Commodity Group
                Three Months Ended December 31, 2003 and 2002
       (U.S. dollars in thousands, except average revenue per carload)
                                 (Unaudited)

                                 Three Months Ended      Three Months Ended
                                 December 31, 2003       December 31, 2002

                                           Average                     Average
                                           Revenue                     Revenue
                         Freight           Per       Freight           Per
    Commodity Group      Revenues Carloads Carload   Revenues Carloads Carload

    Grain               $20,416   54,093    $377     $11,560   38,053  $304
    Other Ores and
     Minerals            14,813   28,680     516      10,020   25,489   393
    Iron Ore             10,598   47,461     223       5,940   43,093   138
    Alumina               4,779   39,026     122       3,529   37,574    94
    Bauxite               3,295   30,435     108       2,596   32,503    80
    Hook and Pull
     (Haulage)            2,412    7,191     335       2,458    5,527   445
    Gypsum                  788   11,066      71         505   10,055    50
    Other                 6,647   15,836     420       5,334   15,497   344

    Total               $63,748  233,788     273     $41,942  207,791   202

    Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.


                       AUSTRALIAN RAILROAD GROUP PTY. LTD.
              Australian Railroad Freight Revenue, Carloads and
                         Average Revenue Per Carload
                          Comparison by Commodity Group
                      Years Ended December 31, 2003 and 2002
         (U.S. dollars in thousands, except average revenue per carload)
                                   (Unaudited)

                                   Year Ended               Year Ended
                                December 31, 2003        December 31, 2002

                                           Average                     Average
                                           Revenue                     Revenue
                         Freight           Per       Freight           Per
    Commodity Group      Revenues Carloads Carload   Revenues Carloads Carload

    Grain                $61,125  158,462  $386      $53,590  177,651  $302
    Other Ores and
     Minerals             48,782  107,257   455       38,075   99,816   381
    Iron Ore              36,238  179,711   202       27,038  177,619   152
    Alumina               16,459  153,685   107       13,828  151,756    91
    Bauxite               11,363  126,865    90       10,125  127,892    79
    Hook and Pull
    (Haulage)              5,498   13,337   412        8,343   24,628   339
    Gypsum                 2,915   45,548    64        2,327   42,389    55
    Other                 24,543   62,865   390       22,114   63,724   347

    Total               $206,923  847,730   244     $175,440  865,475   203

    Australian Railroad Group Pty. Ltd. is a 50%-owned joint venture of Genesee & Wyoming Inc.

SOURCE  Genesee & Wyoming Inc.
    -0-                             02/11/2004
    /CONTACT: John C. Hellmann, Chief Financial Officer, Genesee & Wyoming Inc., 203-629-3722/
    /Web site:  http://www.gwrr.com /
    (GWR)

CO:  Genesee & Wyoming Inc.
ST:  Connecticut
IN:  TRN
SU:  ERN CCA